                                                                    Exhibit 99.1

[Logo of Press Release]

     FOR IMMEDIATE RELEASE

     CONTACT: Bob Leahy
              Brooktrout Technology, Inc.
              (617)449-4100 x426

                         BROOKTROUT TECHNOLOGY ANNOUNCES
                         -------------------------------
                                 RECORD QUARTER
                                 --------------
                              REVENUES INCREASE 50%
                              ---------------------
                               NET INCOME* UP 84%
                               -------------------

          NEEDHAM, Mass., July 18, 1996 -- Brooktrout Technology, Inc. (NASDAQ:
     BRKT) today reported that revenues for the second quarter of 1996 increased 50% to $13,445,000 from $8,963,000 for the second quarter of 1995. Net income in the second quarter of fiscal 1996 (excluding a one time charge associated with the acquisition of Technically Speaking, Inc. (TSI)) increased 84% to $1,822,000 or $0.18 per share from pro forma net income of $988,000 or $0.10 per share (after pro forma tax benefit of ($21,000)) for the same period in 1995.

          Revenues for the six months ended June 30, 1996 were $24,745,000 compared to $16,130,000 for the same period in 1995. Net income (excluding the one time charge) was $2,988,000 or $0.29 per share compared to $1,651,000 (after a pro forma tax benefit of ($52,000)) or $0.17 per share for the comparable period in 1995.

     * Before non-recurring charges related to an acquisition.

              Brooktrout Technology, Inc. - 410 First Avenue - Needham, MA 02194
- --------------------------------------------------------------------------------

                                    - more -

                                                            [Logo of BROOKTROUT]
                                                             T E C H N O L O G Y
                                               Shaping the Future of Fax & Voice

                                          Brooktrout Announces Q2 Results/Page 2


          Net income for the second quarter of 1996, after the one time charge of $1,236,000 ($0.11 per share after tax) associated with the acquisition of TSI, was $694,000 or $0.07 per share, compared to $967,000 or $0.10 per share for the same period in 1995. Net income for the six months ended June 30, 1996, after the one time charge, was $1,860,000 or $0.18 per share compared to $1,599,000 or $0.16 per share for the same period in 1995.

          Historical financial results have been restated to reflect the Technically Speaking, Inc. acquisition, which was completed in May 1996 as a pooling-of-interests. Technically Speaking, Inc. is the developer of Show N Tel, a leading application development tool for enterprise computer telephony applications. In connection with completion of this acquisition, the Company recorded a one time charge for merger and integration costs of $1,236,000 ($0.11 per share after tax).

          During the second quarter of 1996, Brooktrout announced several new software and hardware products for the telecommunications and networking marketplace. Show N Tel 4.0 for Windows NT is a Windows NT-based client/server platform for rapid development and deployment of voice, fax and telephony applications.

          The Brooktrout IP/FaxRouter allows companies to send faxes over the Internet and other data networks and realize significant savings in their telephone bills. Brooktrout also announced its Basic Rate ISDN-ready TR114 Series Universal Port boards for the growing European ISDN market. The ISDN-ready TR114 Series eliminates the need to purchase separate ISDN adapter devices to connect a fax server to an ISDN line.


                                    - more -

                                          Brooktrout Announces Q2 Results/Page 3


          Except for historical information contained in this release, there may be forward-looking statements that do not give full weight to all the potential risks including, but not limited to, product demand and market acceptance, rapid changes in technology, the impact of competition and the integration of acquired companies. Actual results may differ materially. Additional information concerning those and other factors is contained in the "Risk Factors" section of the Registration Statement filed with the Securities and Exchange Commission on June 26, 1996.

          Brooktrout Technology, Inc., headquartered in Needham, Massachusetts, was founded in 1984 and has emerged as a market and technical leader in delivering high-performance, high-quality fax and voice messaging products to developers and organizations dependent on electronic information exchange. Brooktrout's fax and voice processing products, including TR Series and TruFax fax and voice processing boards, the QuadraFax desktop platform and the Brooktrout IP/FaxRouter, are used by over 300 leading independent service bureaus and telecommunications companies as well as hundreds of corporations, small businesses and other organizations worldwide. An industry pioneer, Brooktrout was the first company to introduce multi-channel fax boards, the first to combine fax and voice processing on a single board and the first to provide fax application development tools under UNIX. The Company holds U.S. patents on fax-on-demand document retrieval and the use of direct inward dialing telephone service with fax message systems.

     TruFax is a registered trademark and TR114, Universal Port, QuadraFax and Brooktrout are trademarks of Brooktrout Technology, Inc. All other trademarks are the property of their respective owners.

                                    - more -

                                          Brooktrout Announces Q2 Results/Page 4

BROOKTROUT TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

                                                       Quarter Ended                          Year to Date

                                           June 30, 1996        June 30, 1995      June 30, 1996       June 30, 1995

Revenues                                         $13,445              $8,963             $24,745             $16,130
Cost and Expenses:
  Cost of product sold                             5,708               4,258              10,805               7,752
  Research and development                         1,692               1,150               3,248               2,150
  Selling, general and admin.                      3,254               2,139               6,238               3,946
  Acquisition related charges                      1,236                   0               1,236                   0
  Income from operations                           1,555               1,416               3,218               2,282

Interest income/expense - net                        246                 204                 509                 419
Income before income tax provision                 1,801               1,620               3,727               2,701
Income tax provision                               1,107                 653               1,867               1,102

Net income                                       $   694              $  967             $ 1,860             $ 1,599
                                                 =======              ======             =======             =======

Reported net income                              $   694              $  967             $ 1,860             $ 1,599

Non-recurring acqusition related charges           1,236                   0               1,236                   0
Tax effect of acquisition charges                   (108)                  0                (108)                  0
Pro forma tax benefit on TSI income                    0                 (21)                  0                 (52)
                                                 -------              ------             -------             -------

Pro forma net income                             $ 1,822              $  988             $ 2,988             $ 1,651
                                                 -------              ------             -------             -------

Pro forma net income per common share            $  0.18              $ 0.10             $  0.29             $  0.17

Net income per common share                      $  0.07              $ 0.10             $  0.18             $  0.16
Weighted average number
  of common and common equivalent
  shares outstanding                              10,362               9,984              10,458               9,927





SELECTED CONSOLIDATED BALANCE SHEET DATA
(unaudited, in thousands)
                                           June 30, 1996    December 31, 1995
Cash & equivalents                               $16,683              $14,230
Marketable securities                              7,262                7,924
Accounts receivable                                6,116                6,097
Inventory                                          5,836                3,878
Deferred tax asset                                   628                  454
Other current assets                                 361                  366
Equipment and furniture - net                      2,971                1,033
Other assets                                         596                  599

Current liabilities                               11,963                8,126
Stockholders' equity                              28,381               26,445



                                      ###